MARKETOCRACY
AMENDMENT TO THE
FUND ADMINISTRATION AND TRANSFER AGENT SERVICING AGREEMENTS

THIS AMENDMENT dated as of this 6th day of September, 2006, to the Fund Administration Servicing Agreement and the Transfer Agent Servicing Agreement dated as of December 13, 2000, respectively, (the "Agreements"), is entered by and between MARKETOCRACY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (“MCM”), an investment advisor for MARKETOCRACY FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

Effective January 1, 2006, the fee schedules of the Agreements are hereby superseded and replaced with the respective fee schedules attached hereto.  Except to the extent amended hereby, the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

MARKETOCRACY	U.S. BANCORP FUND SERVICES, LLC
CAPITAL MANAGEMENT LLC

By: /s/ Kendrick Kam	By: /s/ Michael R. McVoy

Name: Kendrick Kam	Name: Michael R. McVoy

Title: President	Title: Sr. Vice President

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Marketocracy Funds - Effective January 1, 2006
Service Charges to the Fund*
Shareholder Account Fee (Subject to Minimum)
                ♦ No-Load  -        /account
                ♦ Networked Accounts -        /account
Annual Minimum
♦         per no-load fund (Masters 100 Fund only)
♦         per load or daily accrual fund
♦         each additional class
Activity Charges
                ♦ Telephone Calls -         /call
                ♦ Daily Valuation Trades -         /trade
                ♦ Omnibus Account Transactions
                     each – first 100 transactions
                     each – next 400 transactions
                     each – next 1,500 transactions
                     each -    next 3,000 transactions
                     each – balance of transactions
CCO Support Services -         per year
                ♦ Lost Shareholder Search -         /search
    ♦ AML Base Service (excl Level 3 accounts)
         0-999 accounts -         /year
         1,000-4,999 accounts -         /year
         5,000-9,999 accounts -         /year
         10,000+ accounts -         /year
    ♦ AML New Account Service -         /new domestic accounts and         /new foreign account
    ♦ ACH/EFT Shareholder Services:
        /month/fund group
        /ACH item, setup, change
        /correction, reversal
Out-of-pocket Costs - Including but not limited to:
    ♦ Telephone toll-free lines, call transfers, etc.
    ♦ Mailing, sorting and postage
    ♦ Stationery, envelopes
    ♦ Programming, special reports
    ♦ Insurance, record retention, microfilm/fiche
    ♦ Proxies, proxy services
    ♦ ACH fees, NSCC charges
    ♦ Disaster recovery – per open account
    ♦ All other out-of-pocket expenses
Fees are billed monthly.

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦         /qualified plan acct (Cap at         /SSN)
♦         /Coverdell ESA acct (Cap at         /SSN)
♦         /transfer to successor trustee
♦         /participant distribution (Excluding SWPs)
♦         /refund of excess contribution
Additional Shareholder Fees (Billed to Investors)
♦         /outgoing wire transfer
♦         /overnight delivery
♦         /telephone exchange
♦         /return check or ACH
♦         /stop payment
♦         /research request per account (Cap at         /request) (For requested items of the second calendar year [or previous] to the request)
Technology Charges
1. Fund Group Setup (first cusip) -         /fund group
2. Fund Setup -         /cusip (beyond first cusip)
3. NSCC Service Interface – All NSCC Services
                ♦ Setup -         /fund group
                ♦ Annual -         /cusip/year
4. Telecommunications and Voice Services
                ♦ Service Setup -         ATT transfer connect
                ♦ VRU Setup -         /fund group
                ♦ VRU Maintenance -         /cusip/month
                ♦         /voice response call
                ♦         /voice recognition call
5. Average Cost -         /account/year
6. Development/Programming -         /hour
7. File Transmissions – subject to requirements
8. Selects -        per select
9. Extraordinary services – charged as incurred
        ♦ Conversion of Records (if necessary) – Estimate to be provided.
        ♦ Custom processing, re-processing
All other extraordinary services